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                                                                     EXHIBIT 5




                                             March 8, 1994





Bank of Boston Corporation
100 Federal Street
Boston, Massachusetts 02110

  Re: BANK OF BOSTON CORPORATION - REGISTRATION STATEMENT ON FORM S-3 RELATING TO $1,500,000,000 OF DEBT AND EQUITY SECURITIES, INCLUDING SENIOR AND SUBORDINATED DEBT SECURITIES, PREFERRED STOCK, COMMON
       STOCK, WARRANTS TO PURCHASE DEBT SECURITIES, PREFERRED STOCK AND COMMON STOCK, AND CAPITAL SECURITIES

Ladies and Gentlemen:

        This opinion is rendered to you in connection with the filing today by Bank of Boston Corporation, a Massachusetts corporation, (the "Corporation") of its Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration of $1,500,000,000 in the aggregate of debt and equity securities, including

   (i) debt securities which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities"; and collectively with the Senior Securities, the "Debt Securities") and warrants to purchase the Debt Securities (the "Debt Warrants");

   (ii) shares of preferred stock (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), and warrants to purchase shares of the Preferred Stock (the "Preferred Stock Warrants");

   (iii) shares of common stock, par value $2.25 per share (the "Common Stock") and warrants to purchase the Common Stock (the "Common Stock Warrants") (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Debt Warrants, Preferred Stock Warrants and Common Stock Warrants being collectively referred to herein as the "Securities"), and

   (iv) an indeterminate number of (a) shares of Preferred Stock (the "Additional Preferred Stock") as may be issuable upon conversion of the Preferred Stock, (b) shares of common stock, perpetual Preferred Stock or other capital securities of the Corporation acceptable to the Corporation's primary federal banking regualtor (collectively, the "Capital Securities") as may be issuable in exchange for or upon conversion of the Preferred Stock or the Subordinated Securities, (c) Debt Securities (the "Additional Debt Securities") as may be issuable in exchange for the Preferred Stock and (d) shares of Common Stock (the "Additional Common Stock") which may be issuable upon conversion or exchange of the Preferred Stock or Debt Securities, for one or more offerings to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. In connection with the filing of such Registration Statement, I have been asked to give my opinion, in my capacity as General Counsel of the Corporation, as to the legality of the Securities, the Additional Preferred Stock, the Capital Securities, the Additional Debt Securities and the Additional Common Stock being registered (collectively, the "Registered Securities").









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Bank of Boston Corporation               -2-                       March 8, 1994
100 Federal Street
Boston, Massachusetts 02110



        In rendering this opinion as General Counsel of the Corporation, I and attorneys in my office acting under my direction have participated with the Corporation and its officers in the preparation, review and filing of the Registration Statement and the related prospectus (the "Prospectus"), have examined the indenture dated as of June 15, 1992 between the Corporation and Norwest Bank Minnesota, National Association ("Norwest") relating to the Senior Securities (the "Senior Indenture") and the indenture dated as of June 15, 1992 between the Corporation and Norwest relating to the Subordinated Securities, as amended by the First Supplemental Indenture dated June 24, 1993 (together the "Subordinated Indenture"; and collectively with the Senior Indenture, the "Indentures"), have examined the other exhibits to the Reigistration Statement, have examined other corporate documents and records, have made such examination of law, and have discussed with the officers and directors of the Corporation, its subsidiaries and Norwest such questions of fact as we have deemed necessary or appropriate. We have also relied upon the certificates and statements of such officers and directors and of Norwest as to factual matters and have assumed the genuiness of all signatures not known to us as well as the authenticity of all documents submitted to us as copies.

        Based upon and subject to the foregoing and subject to certain proposed additional proceedings being taken as now contemplated prior to the issuance of the Registered Securities, and subject to the terms of the Registered Securities being otherwise in compliance with then applicable law, it is my opinion that:

(i) The Preferred Stock, Depositary Shares and Common Stock to be issuable under the Registration Statement will have been duly authorized and reserved and upon their issuance and sale in the manner referred to in the Registration Statement will be duly issued, fully paid and non-assessable, except as provided by Section 45 of Chapter 156B of the Massachusetts General Laws ("MGL C.156B [par.] 45");


(ii) The Debt Securities, Debt Warrants, Preferred Stock Warrants and Common Stock Warrants, upon their issuance and sale in the manner referred to in the Registration Statement, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to bank regulatory, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors rights or to general equity principles (regardless of whether such matters are considered in a proceeding in equity or at law) (collectively the "Limitations on Enforceability");















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Bank of Boston Corporation                 -3-                   March 8, 1994
100 Federal Street
Boston, Massachusetts 02110


(iii) To the extent provided in the applicable Prospectus Supplement (the "Prospectus Supplement"), the Preferred Stock may be convertible into Additional Preferred Stock or exchangeable for Additional Debt
      Securities or Additional Common Stock, in accordance with the terms thereof and of the applicable Certificate of Vote of Directors Establishing a Series of a Class of Stock ("Certificate of Vote") and the Debt Securities may be convertible into or exchangeable for Additional Preferred Stock or Additional Common Stock; and

       (a) any Additional Preferred Stock or Additional Common Stock initially issuable upon conversion or exchange of the Preferred Stock or Debt Securities will have been duly authorized and reserved and when issued upon such conversion, will be duly issued, fully paid an non-assessable, except as provided by MGL C.156B [par.] 45;

       (b) any Additional Debt Securities initially issuable in exchange for the Preferred Stock, when issued upon such exchange, will be duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to the Limitations on Enforceability; and

(iv) To the extent provided in the applicable Prospectus Supplement, the Subordinated Securities and the Preferred Stock may be convertible into or exchangeable for Capital Securities, in accordance with the terms thereof, and the terms of the Subordinated Indenture or the Certificate of Vote, as applicable; and any Capital Securities initially issuable upon conversion of, or exchange for, the Subordinated Securities or the Preferred Stock,

       (a) to the extent such Capital Securities consist of common stock, perpetual preferred stock or other equity securities of the Corporation, will have been duly authorized and reserved and when issued upon such coversion or exchange, will be duly issued, fully paid and non-assessable, except as provided by MGL C. 156B 45; and

       (b) to the extent such Capital Securities consist of debt securties of the Corporation, will have been duly executed, authenticated, issued and delivered and, when issued upon such conversion or exchange, will constitute valid and legally binding obligations of the Corporation enforceable in accordance with their terms, subject to the Limitation on Enforceability.

     I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of my name in the Registration Statement, the related Prospectus and any Prospectus Supplement relating thereto.

                                                Very truly yours,

                                                /s/ GARY A. SPIESS

                                                Gary A. Spiess
                                                General Counsel